General Steel Receives Notice Regarding NYSE Listing Criteria

BEIJING, Oct. 2, 2013 /PRNewswire/ — General Steel Holdings, Inc. ("General Steel" or the "Company") (NYSE: GSI), a leading non-state-owned steel producer in China, today announced that on September 26, 2013, it received a notice from the New York Stock Exchange, Inc. ("NYSE") that the Company is currently below the NYSE's continued listing standards. Specifically, the Company is below the NYSE minimum requirements for average global market capitalization of no less than $50 million over a 30 trading-day period, and total shareholders' equity of not less than $50 million.

Under NYSE rules, the Company has 45 days from the date of the notice to submit a plan to the NYSE demonstrating its ability to achieve compliance with the continued listing standards within 18 months of receiving the notice. The Company intends to submit such plan and has notified the NYSE that it intends to cure the deficiency within the prescribed timeframe. In the event the NYSE approves the Company's plan, the Company's common shares will continue to be listed and traded on the NYSE during this 18-month cure period, subject to NYSE's discretion. The Company's business operations and SEC reporting requirements are not affected by the receipt of the NYSE notification.

About General Steel Holdings, Inc.

General Steel, headquartered in Beijing, China, produces a variety of steel products including rebar, high-speed wire and spiral-weld pipe. The Company has operations in China's Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region and Tianjin municipality with seven million metric tons of crude steel production capacity under management. For more information, please visit www.gshi-steel.com.

To be added to the General Steel email list to receive Company news, or to request a hard copy of the Company's Annual Report on Form 10-K, please send your request to generalsteel@asiabridgegroup.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, and include: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether the Company is able to manage its planned growth efficiently and operate profitable operations, including whether its management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether the Company is able to generate sufficient revenues or obtain financing to sustain and grow its operations; (d) whether the Company is able to successfully fulfill our primary requirements for cash; and (e) other risks, including those disclosed in the Company's Form 10-K, filed with the SEC.  Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

General Steel Holdings, Inc.

Contact Us

General Steel Holdings, Inc.

In China:
Jenny Wang
Tel: +86-10-5775-7691
Email: jenny.wang@gshi-steel.com

In the US:
Joyce Sung
Tel: +1-347-534-1435
Email: joyce.sung@gshi-steel.com

Asia Bridge Capital Limited
Carene Toh
Tel: +1-888-957-3362
Email: generalsteel@asiabridgegroup.com